CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



	We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 3, 1999 relating to the consolidated financial statements, which appears in BusinessMall.Com, Inc.'s (formerly known as Progressive Telecommunications Corporation) Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


						/s/ Meeks, Dorman & Company,P.A.

   						Meeks, Dorman & Company, P.A.


Longwood, Florida
March 29, 2000